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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-209921 on Form F-3 of our report dated March 29, 2016, relating to the consolidated financial statements of Northern Dynasty Minerals Ltd. and subsidiaries (the “Company”) (which expresses an unqualified opinion and includes an explanatory paragraph relating to going concern uncertainty), appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2015.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
May 2, 2016